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                                                                   EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is dated as of April 1, 1998 (the "Effective Date") and is entered into between The Ultimate Band List, LLC, a California limited liability company (the "Company") and Steve Rennie ("Employee").

                                 R E C I T A L S

     WHEREAS, the Company desires to employ Employee to serve the Company and its subsidiaries and Employee desires to be so employed by the Company, on the terms and subject to the conditions hereinafter set forth.

                                A G R E E M E N T

     NOW, THEREFORE, the parties hereto have agreed, and do hereby mutually agree, as follows:

1. Employment and Duties. Subject to the other terms and conditions set forth herein, the Company hereby employs Employee, and Employee agrees to be employed by the Company, as the President of the Company. Employee shall report to Marc Geiger, Donald Muller, and/or such other executives of the Company or ARTISTdirect New Media, LLC, the Manager of the Company ("ADNM") as the Company may designate from time to time. Subject to supervision by such persons, Employee shall have responsibility over the day-to-day operations of the Company.

2.   Devotion.

     (a) Subject to the terms of Section 2(b) below, during the Term, Employee shall faithfully perform to the best of his ability and in a satisfactory manner all services and acts necessary or advisable as both (i) are consistent with his title and position and (ii) may reasonably be assigned to him by any of the persons described in Section 1 above. In addition, during the Term, Employee shall devote his business time, skill and energies exclusively to the business of the Company and its subsidiaries and affiliates from time to time (the "Subsidiaries").

     (b) Provided his so doing does not materially interfere with the fulfillment of Employee's obligations to Company under this Agreement, Employee shall be entitled to spend a reasonable amount of time co-managing the recording artist professionally known as "Incubus." Employee shall be entitled to retain for his own account the proceeds earned by Employee from such co-management.

3. Principal Place of Employment. During the Term, Employee's place of employment shall be at the principal offices of the Company in the Los Angeles area; provided, however, it is agreed that Employee will be expected to travel from time to time at the Company's expense in accordance with the provisions of
Section 6(c) below.

4. Term. The term of Employee's employment (the "Term") shall commence on the Effective Date and continue until March 31, 2001, unless terminated sooner in accordance with Section 7 below.

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5. Compensation. For all services to be rendered by Employee hereunder, and for all rights granted the Company hereunder, Employee shall be paid by the Company the amounts set forth in this Section 5.

        (a) Base Salary. The Company shall pay Employee a base salary at the annual rate of: (a) ONE HUNDRED THOUSAND DOLLARS ($100,000) for the first twelve
(12)-month period of the Term; (b) ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) for the second and third twelve (12)-month periods of the Term, in each case prorated for any portion thereof and payable in accordance with the Company's standard payment schedule for employees.

        (b) Guaranteed Bonuses. The Company shall pay Employee the following guaranteed bonuses: (a) FIFTY THOUSAND DOLLARS ($50,000) for the second twelve
(12)-month period of the Term; and (b) ONE HUNDRED THOUSAND DOLLARS ($100,000) for the third (12)-month period of the Term, in each case prorated for any portion thereof and payable in arrears at the end of each three (3)-month period during the applicable twelve (12)-month period of the Term.

        Amounts payable to Employee pursuant to this Section 5 shall be subject to required withholdings and reviewed for any increases annually by the Company, provided that any adjustments shall be in the sole discretion of the Company.

6.      Employee Benefits; Reimbursement for Expenses.

        (a) Employee shall be entitled to participate in such Company retirement, profit sharing and pension plans and life and other insurance programs, as well as other benefits programs, which are available to other similarly situated employees of the Company, subject to the Company's policies with respect to all of such benefits or insurance programs or plans; provided, however, that notwithstanding anything herein to the contrary, the Company shall not be obligated to institute or maintain any particular benefit or insurance program or plan or aspect thereof.

        (b) Employee shall be entitled to not less than three (3) weeks vacation during each year of the Term hereof to be scheduled at mutually agreeable times and accrued and taken in accordance with Company policy.

        (c) During the Term, the Company agrees to reimburse Employee for such reasonable, ordinary, necessary and authorized actual out-of-pocket expenses incurred by Employee in the performing of assigned duties subject to approval by the Company or the Company's designated agent, including but not limited to for business-related travel, hotel, meals, telephone calls and entertainment. As an additional condition to the reimbursement of such expenses by the Company to Employee, Employee shall provide the Company with copies of all available invoices and receipts, and otherwise account to the Company in sufficient detail and with adequate documentation to allow the Company to confirm the business nature of the expenses and claim an income tax deduction for such paid items, if such items are deductible. The obligations of the Company to make the reimbursements specified hereunder shall survive any termination of the Term.

7.      Termination.

        (a) The Company may terminate Employee's employment hereunder after the occurrence and during the continuance of any "Disability" (as defined below) of Employee, upon

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thirty (30) days' prior written notice to Employee. For purposes of this Agreement, "Disability" means Employee's incapacity to perform substantially all of his then current duties as required hereunder for one hundred eighty (180) days or more within any period of three hundred sixty-five
(365) consecutive days because of mental or physical condition, illness or injury, consistent with applicable state and federal law. In the event of any dispute regarding the existence of Employee's Disability, the matter will be resolved by the determination of a physician qualified to practice medicine in the State of California, selected by the Company and reasonably approved by Employee. For this purpose, Employee will submit to appropriate medical examinations.

        (b) The Company may terminate Employee's employment hereunder for "Cause." For the purposes of this Agreement, "Cause" shall mean Employee shall have (i) committed fraud, embezzlement or material dishonesty against the Company or any of its Subsidiaries or an act of moral turpitude; (ii) engaged in gross negligence or willful misconduct in the performance of Employee's duties hereunder; (iii) been convicted of, or pleaded nolo contendere to, any felony;
(iv) breached any material provision hereof or failed to perform any material duty assigned to Employee; or (v) materially misappropriated for his own purpose and benefit any property or opportunity of the Company, or any Subsidiary or other affiliated entity of Company. Notwithstanding anything to the contrary contained herein, none of the foregoing events or circumstances (other than clause (iii) above) shall constitute "Cause" for purposes of this Agreement unless the Company gives Employee written notice delineating the claimed event or circumstance and setting forth the Company's intention to terminate Employee's employment if such claimed event or circumstance is not capable of remedy or is not duly remedied within thirty (30) days following such notice, if capable of remedy, and Employee fails to remedy such event or circumstance within such thirty (30)-day period.

        (c) The employment of Employee hereunder shall be automatically terminated on the date of Employee's death.

        (d) If Employee's employment is terminated pursuant to this Section 7, Employee shall be entitled to, and the Company's obligation hereunder shall be limited to, (i) the payment of the compensation (including, without limitation, guaranteed bonus) accrued under Section 5 above to the effective date of such termination; (ii) any approved unreimbursed expenses and other accrued employee benefits (as described above) through the date of termination; and (iii) the additional compensation provided in Section 7(e) below, if any.

        (e) If Employee's employment is terminated:

            (i) by the Company pursuant to 7(a) above, Employee will receive the benefit of any Company disability plans; or

            (ii) by the Company other than pursuant to Sections 7(a), 7(b) or 7(c) above, the Company shall continue to pay to Employee Employee's salary in equal monthly installments, and Employee's guaranteed bonuses in equal quarterly installments, in each case at the annualized levels being paid to Employee pursuant to Section 5 above at the time of such termination, less required withholdings, and for a period (the "Payment Period") equal to the lesser of (A) twelve (12) consecutive months after the effective date of such termination and
(B) the number of months (rounded to the nearest whole number) remaining in the Term. In addition, during the Payment Period, Employee shall be entitled to continued participation in all of the Company's employee benefit plans, including, without limitation, continued accrual for retirement benefits and continued coverage under any Company medical, hospitalization, or life insurance

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plan; provided, however, that the Company may, at its option, in lieu of continuing Employee's participation in any or all such benefit plans, pay Employee a lump sum equal to the aggregate cost to the Company of Employee's participation in the benefit plan in which Employee shall no longer participate, which lump sum shall be calculated based upon the cost to the Company of Employee's participation in such benefit plan immediately prior to the termination of Employee's employment. Amounts payable by the Company pursuant to this Section 7(e)(ii) shall be subject to Employee's duty to mitigate his damages by using reasonable efforts to seek other comparable employment. Compensation (in whatever form) payable to Employee on account of other employment during the unexpired Term shall reduce Company's obligations hereunder. Employee shall promptly notify the Company of such other employment and the terms thereof. The parties hereto agree that the payments set forth in this Section 7(e)(ii) constitute fair compensation and the sole remedy for damages for any termination by the Company other than pursuant to Section 7(a), 7(b) or 7(c) above.

        (f) Nothing in this Agreement shall be deemed a release or waiver of right to any medical or other employee benefits available to Employee on or after the effective date of termination of the executive's employment by the Company under any federal, state or local law that provides for the continuation of any medical or other employee benefits after employment.

        8. Rights to Works. In return for the consideration described herein, Employee agrees as follows:

        (a) All programs, inventions, recordings and work product of any nature made pursuant to this Agreement or otherwise in the course of Employee's services and Employee's contributions thereto (hereinafter referred to as "Works") shall belong solely and exclusively to the Company. The Company shall have the perpetual and exclusive right to use, exhibit, distribute, or license throughout the universe, any Work or part thereof in which Employee's services are utilized by all forms of audio, visual, textual, digital, electronic or other distribution that are now known or may hereafter exist, and otherwise exploit such Works in such media, forums and for such uses throughout the universe as it deems appropriate; provided, however, that no likeness or quote of Employee shall be used without Employee's written consent. All revenues derived by the Company from the use, exhibition, distribution, licensing, or other exploitation of such Works shall be the sole and exclusive property of the Company.

        (b) To the extent that the Works are considered: (i) contributions to collective works and/or (ii) as parts or components of audiovisual works, the parties hereby expressly agree that the Works shall be considered "works made for hire" under the United States Copyright Act of 1976, as amended (17 U.S.C.
Section 101 et seq.). In accordance therewith, the sole right of copyright in and to the Works shall belong exclusively to the Company in perpetuity. To the extent that the Works are deemed works other than contributions to collective works and/or parts or components of audiovisual works, Employee hereby assigns to the Company all rights, title and interest in and to the copyrights of such Works and all renewals and extensions of the copyrights that may be secured under the laws now or hereafter in force and effect in the United States of America or any other country or countries. At the Company's reasonable written request and sole expense, Employee shall execute, verify, acknowledge, deliver and file any and all formal assignments, recordations and any and all other documents that the Company may prepare and reasonably call for to give effect to the provisions of this Agreement. If Employee fails to execute any such document or instrument, or perform any such act, within ten (10) business days, Employee shall be deemed to have irrevocably constituted and appointed the Company, with full power of substitution, to be Employee's true and lawful attorney, in Employee's name, place, and stead, to

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execute, acknowledge, swear to, and file all instruments, conveyances, certificates, agreements, and other documents, and to take any action which may be necessary or appropriate to effect the provisions of this Section 8. The powers of attorney granted herein shall be deemed to be coupled with an interest and shall be irrevocable.

        (c) It is understood that the rights granted to the Company in this
Section 8 shall continue in effect after the termination or expiration of this Agreement to the extent necessary for the Company's full enjoyment of such rights.

        (d) All provisions of this Agreement relating to the assignment by Employee of any invention or innovation are subject to the provisions of California Labor Code Sections 2870, 2871 and 2872. In accordance with Section 2870 of the California Labor Code, the obligation to assign as provided in this Agreement does not apply to an invention or innovation that Employee developed entirely on his own time without using the Company's equipment, supplies, facilities, or trade secret information except for those inventions that either:
(i) relate to either (A) the business of the Company or any of its Subsidiaries at the time of conception or reduction to practice of the invention, or (B) actual or demonstrably anticipated research or development of the Company or any of its Subsidiaries; or (ii) result from any work performed by Employee for the Company or any of its Subsidiaries.

        (e) Employee shall disclose all inventions and innovations to the Company, even if Employee does not believe that he or she is required under this Agreement, or pursuant to California Labor Code Section 2870, to assign his interest in such invention or innovation to the Company. If the Company and Employee disagree as to whether or not an invention or innovation is included within the terms of this Agreement, it will be the responsibility of Employee to prove that it is not included.

9. Trade Secrets. During the term of this Agreement and at all times thereafter, Employee shall hold in secrecy all trade secrets and confidential information relating to the Company's (and its affiliates') business and affairs that may come to his knowledge or have come to his knowledge while employed by the Company (excluding information that is or becomes publicly known or available for use through no fault of Employee), including but not limited to:
(a) matters of a business nature, such as confidential information about costs, profits, markets, sales, lists of customers, lists of clients and other information of a similar nature, (b) confidential plans or strategies for development of the business of the Company and (c) confidential matters of a technical nature. Except as required in the performance of his duties to the Company under this Agreement, Employee shall not use for his own benefit or disclose to any person, directly or indirectly, such matters unless such use or disclosure has been specifically authorized in writing by the Company in advance.

10. Employee's Representations. Employee hereby represents and warrants that: (a) he has the right to enter into this Agreement and to grant the rights granted by him herein, (b) the provisions of this Agreement do not violate any other contracts or agreements to which he is a party and that would adversely affect his ability to perform his obligations hereunder, and (c) he will comply with all policies of the Company of which he has notice, provided they are consistent with applicable laws.

11. The Company's Representations. The Company hereby represents and warrants that: (a) it has the right, power and authority to enter into this Agreement and to incur the obligations incurred by it herein, (b) this Agreement has been duly and validly authorized by the Company,

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and (c) the provisions of this Agreement do not violate any other contracts or agreements to which it is a party that would adversely affect its ability to perform its obligations hereunder.

12. Indemnification. The Company agrees that Employee shall be entitled to indemnification and payment or reimbursement of expenses (including, without limitation, attorneys' fees and expenses) to the fullest extent provided to employees in the Company's Operating Agreement, as in effect on the date hereof, and as it may be amended (but in no event on terms less favorable to Employee than those in effect on the date hereof), for all damages, losses and expenses incurred by Employee in connection with any third-party claim, action, suit or proceeding that arises from Employee's services and/or activities (other than Employee's gross negligence or willful misconduct) as an officer and/or employee of the Company or any affiliate thereof. This Section 12 shall survive any termination of the Term.

13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws (and not the laws of choice of laws) of the State of California.

14. Entire Agreement. This Agreement constitutes the whole agreement of the parties hereto in reference to any employment of Employee by the Company and in reference to the subject matter hereof, and all prior agreements, promises, representations and understandings relative thereto are merged herein.

16.     Assignability.

        (a) The services to be performed by Employee hereunder are personal in nature and, accordingly, Employee may not, without the prior consent of the Company, assign or transfer this Agreement or any rights or obligations hereunder.

        (b) Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.

17. Remedies. Any material breach, violation or evasion by Employee of the terms of this Agreement, including specifically, but not limited to, Sections 8 and 9 above, would result in immediate and irreparable injury and harm to the Company, and will cause damage to the Company in amounts difficult to ascertain and for which Company's remedies and defenses at law would be inadequate. Accordingly, in the event of any such breach or threatened breach, the Company shall be entitled to, and Employee hereby consents to the entry of, the remedies or injunction and specific performance, or either of such remedies, as well as all other remedies to which the Company may be entitled, at law, in equity or otherwise.

18. Amendments; Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

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19.     Notice. All notices, consents, requests and other communications hereunder shall be in writing and, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed or delivered by overnight courier, shall be deemed to have been validly served, given or delivered when deposited in the United States mail, as registered or certified mail, with proper postage prepaid, or when deposited with the courier service, and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

        If to Employee:      Steve Rennie
                             1125 Coldwater Canyon
                             Beverly Hills, California 90210

           With a copy to:   David Wohlberg, Esq.
                             Troy & Gould Professional Corporation
                             1801 Century Park East
                             16th Floor
                             Los Angeles, California 90067

        If to the Company:   The Ultimate Band List, LLC
                             17835 Ventura Blvd.
                             Suite 310
                             Encino, California  91316

           With a copy to:   Lenard & Gonzalez LLP
                             1900 Avenue of the Stars
                             Twenty-Fifth Floor
                             Los Angeles, California  90067
                             Attn:  Allen D. Lenard, Esq.

20. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent that a restrictive covenant contained herein may, at any time, be more restrictive than permitted under the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restrictive covenant shall be those allowed by law and the covenant shall be deemed to have been revised accordingly. Each and every term of this Agreement shall be enforced to the fullest extent permitted by law.

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21.     Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"EMPLOYEE"                              "COMPANY"

                                        THE ULTIMATE BAND LIST, LLC

--------------------
Steve Rennie

                                        By:   ARTISTdirect New Media, LLC
                                        Its:  Manager

                                              By:  ARTISTdirect, LLC
                                              Its: Member

                                              By:
                                                     -------------------------
                                                     Marc Geiger
                                               Its:  Member

                                              By:
                                                     -------------------------
                                                     Donald Muller
                                               Its:  Member


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